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                                                                    EXHIBIT 21.1

                              LIST OF SUBSIDIARIES

         The Company owns 80% of the outstanding voting stock of the following subsidiary:

             Subsidiary Name                    Jurisdiction of Incorporation
             ---------------                    -----------------------------

             Interlink Electronics, K.K.                    Japan